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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of Forest Oil Corporation our report dated March 3, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," and SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," on January 1, 2003), relating to the financial statements of The Houston Exploration Company and management's report on the effectiveness of internal control over financial reporting, appearing in the annual report on Form 10-K of the Houston Exploration Company for the year ended December 31, 2005.

        We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this registration statement.

DELOITTE & TOUCHE LLP

Houston, Texas February 5, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM